Exhibit 23.1

Turner, Jones & Associates, PLLLC
108 Center Street, North, 2nd Floor
Vienna, VA 22180
703-242-6500
703-242-1600-fax

August 26, 2008

Cyberlux Corporation
4625 Creekstone Drive, Suite 130
Research Triangle Park
Durham, North Carolina 27703

As independent auditors of Cyberlux Corporation we hereby consent to the incorporation of our audit report dated March 28, 2008, relating to the consolidated balance sheet of Cyberlux Corporation as of December 31, 2007, and the related consolidated statements of operations, changes in stockholders’ equity and cash flows for the years ended December 31, 2008 and 2007, and to our review report dated August 18, 2008, relating to the consolidated balance sheet of Cyberlux Corporation as of June 30, 2008, and the related consolidated statements of operations, changes in stockholders’ equity and cash flows for the period then ended, in the Form S-8 of Cyberlux Corporation submitted on August 28, 2008.

/s/ Turner, Jones & Associates, PLLC
Vienna, Virginia
August 26, 2008